EXHIBIT 24.5

                                POWER OF ATTORNEY

         The undersigned director of Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Corporation"), hereby constitutes and appoints Glade
M. Knight and Stanley J. Olander, Jr. as the undersigned's true and lawful attorneys-in-fact, with full power and authority to act, either jointly or separately, in the name of the undersigned and on behalf of the undersigned in connection with the registration on Form S-3 of 185,887 common shares of the Corporation for resale by the holder thereof (the "Securities Matters"). Without limiting the scope of the foregoing, the undersigned acknowledges and agrees that each attorney-in-fact named above shall have the authority to take all of the following actions: (1) to execute, in the name of the undersigned, registration statements and other documents (including amendments) relating to the Securities Matters; (2) to file such documents, on behalf of the undersigned, with the United States Securities and Exchange Commission and with state securities commissions; and (3) to perform any and all other acts that are necessary, appropriate or convenient to accomplish, or are related to, the foregoing.


Effective Date:  January 11, 2000                       /s/  Harry S.Taubenfeld
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                                                             Harry S. Taubenfeld